SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 8, 2015, the Board of Directors (the “Board”) of Global Power Equipment Group Inc. (the “Company”) appointed each of Gary J. Taylor, 62, and Robert B. Mills, 65, to serve as a director of the Company until the 2016 Annual Meeting of the Company’s stockholders.  Neither Mr. Taylor nor Mr. Mills were appointed to serve on a Committee of the Board, although they may be appointed to Board Committees at a later date.

There is no arrangement or understanding between either Mr. Taylor or Mr. Mills and any other person pursuant to which either was selected as a director of the Company and there are no family relationships between either of Mr. Taylor or Mr. Mills and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Taylor or Mr. Mills has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Like other non-employee directors, each of Mr. Taylor and Mr. Mills will receive compensation for their respective services as directors in accordance with the Company’s non-employee director compensation program.

On October 13, 2015, the Company issued a press release announcing the appointment of each of Mr. Taylor and Mr. Mills to the Board. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release, dated October 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2015

Global Power Equipment Group Inc.

	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 13, 2015